Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman & Chief Executive Officer
October 19, 2006		or
Mark Wendel,
EVP & Chief Financial Officer
703-584-3400

CARDINAL REPORTS THIRD QUARTER EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported earnings of $2.2 million and $7.2 million, equivalent to $0.09 and $0.29 per diluted share, for the three and nine month periods ended September 30, 2006, respectively, excluding an impairment loss incurred during the current quarter of $2.9 million pretax, or $1.9 million after tax, related to goodwill and intangible assets associated with the acquisition of Wilson/Bennett Capital Management, Inc., an investment advisory subsidiary.  After the impairment loss, the Company reported GAAP net income of $286 thousand and $5.3 million, equivalent to $0.01 and $0.21 per diluted share, for the three and nine month periods ended September 30, 2006, respectively.  This compares to net income of $3.0 million and $6.9 million, or $0.12 and $0.32 per diluted share, for the same periods of 2005.

As previously disclosed, Wilson/Bennett’s founder, CEO and President, John W. Fisher, announced his retirement from the business and the board of Cardinal Financial Corporation on September 30, 2006.  Based on Mr. Fisher’s decision to retire, several significant clients were lost during the third quarter, resulting in the impairment loss.  During this transition period, Wilson/Bennett has added experienced portfolio managers and professional sales staff to assist with cross-sell opportunities with the Company’s other divisions.  The Company continues to bring in new clients, increasing the prospects for the future profitability and success of Wilson/Bennett.

Selected Financial Highlights

Third Quarter, 2006 compared to Third Quarter, 2005

•                  Loans grew 28% and deposits grew 8% compared to a year ago.

•                  Asset quality remains excellent.  Non-accrual loans were 0.03% of loans receivable, and, as of quarter end, there were less than $3 thousand of loans greater than 30 days past due.

•                  Consolidated assets were $1.549 billion versus $1.540 billion at September 30, 2005.

•                  Net interest margin increased slightly to 2.93% during the third quarter 2006, from 2.92% in the comparable period of 2005, but decreased from 3.10% during the second quarter 2006.

•                  Our mortgage company reported net income of $547 thousand versus $2.1 million for the same quarter last year, a decrease equal to $0.06 diluted earnings per share.

Highlights of Banking Operations

For the quarter ended September 30, 2006, the traditional banking operations of Cardinal Bank reported earnings of $2.2 million, compared to $1.3 million for the same quarter of 2005, a 69% increase.  The return on average assets for the comparable quarters was 0.61% versus 0.39%, respectively.   For the year-to-date period ended September 30, 2006, net income was $7.3 million, a 147% increase over 2005 net income of $2.9 million, and return on average assets was 0.69% versus 0.32%, respectively.

At September 30, 2006, assets of the Bank were $1.482 billion, a slight increase from assets of $1.410 billion at September 30, 2005. Portfolio loans receivable grew 28% to $807 million at September 30, 2006, from $632 million at September 30, 2005.

The Bank’s asset growth was primarily funded by an 8% increase in deposits, which totaled $1.177 billion at September 30, 2006.  There were no brokered deposits at September 30, 2006, compared to $20.2 million at September 30, 2005.

Non-accrual loans at September 30, 2006 were $247 thousand, or 0.03% of loans receivable.  Recoveries on loans previously charged off exceeded the amount of current period losses by $34 thousand year-to-date.  The allowance for loan losses was 1.14% of loans at September 30, 2006, compared to 1.22% at September 30, 2005.

For the quarter, average interest-earning assets were $1.396 billion versus $1.288 billion a year ago.  Net interest income was $9.6 million, a 12% increase.  Non-interest income for the 2006 quarter was $776 thousand versus $479 thousand.  Service charges on deposit accounts increased 20% from $348 thousand in the third quarter of 2005 to $418 thousand in the current period.  Non-interest expense increased to $7.0 million, or 7% over the comparable period, primarily due to increases related to personnel and occupancy expenses as the Bank added key business development officers and opened new branches.   The Bank’s efficiency ratio decreased to 64% from 74% for the comparable year-to-date periods ended September 30, 2006 and 2005.

Highlights of Mortgage Banking Operations

For the current quarter, George Mason Mortgage reported net income of $547 thousand, compared to $2.1 million for the same quarter of 2005, a decrease equal to $0.06 diluted earnings per share.   Year-to-date net income was $1.6 million, a $3.8 million decrease from 2005, or $0.15 per diluted share.  The change in 2006 is primarily a result of the slowdown in the regional housing market.  Given the cyclical and seasonal conditions of this business, the Company continues to closely monitor expenses during this cycle.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“The earnings of the traditional banking operations of Cardinal Bank have increased 147%, and its return on assets has more than doubled for the nine month year-to-date period compared to last year.   We continue to deliver annual increases in quality loan growth. And although we are experiencing a slight decline in our net interest margin, we are not compromising credit quality in order to increase short-term returns.  Our ratios remain among the best in the industry.  Non-accrual loans were 0.03% of loans receivable, and recoveries on loans previously charged off exceeded current period losses by $34 thousand year-to-date. As of quarter end, there were less than $3 thousand of loans greater than 30 days past due.

“Although production has fallen in 2006 at our George Mason mortgage banking subsidiary due to the well-publicized slowdown in the regional housing market, we have implemented expense controls, and we continue to closely monitor the business in this housing environment.  The business continues to be profitable, and the management team remains optimistic about the future.

“While the impairment write-down was necessary, we continue to be encouraged by the progress of our Wealth Management and Trust Services Division.  We have over $5.5 billion in managed and custodial assets, and we have top talent to provide our clients with a full range of customized investment options.  I firmly believe that we have a significant opportunity for growth within the wealth management business unit.

“Our company remains vibrant and on track to deliver future success to all of our stakeholders.  We, the board and management, are determined to maximize the value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial performance, credit losses and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other reports filed with and furnished to the Securities and Exchange Commission.  In addition, risks and uncertainties related to future trust operations include the ability of the Company to successfully integrate trust operations into the organization.  The Company also continues to monitor the operations of Wilson/Bennett, its customer base and assets under management and any associated impact on the fair value of goodwill in the future.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.549 billion as of September 30, 2006, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 23 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with seven offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division with $5.6 billion in managed and custodial assets; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries
Summary Statements of Condition
September 30, 2006,  December 31, 2005 and September 30, 2005
(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	September 30 2006	December 31, 2005	September 30, 2005	Current Year	Year Over Year
Cash and due from banks	$17,176	$16,514	$16,658	4.0%	3.1%
Federal funds sold	38,838	20,075	86,415	93.5%	-55.1%

Investment securities available-for-sale	230,325	178,955	171,833	28.7%	34.0%
Investment securities held-to-maturity	102,662	115,269	120,794	-10.9%	-15.0%
Total investment securities	332,987	294,224	292,627	13.2%	13.8%

Other investments	6,666	7,092	7,363	-6.0%	-9.5%
Loans held for sale, net	258,062	361,668	454,660	-28.6%	-43.2%

Loans receivable, net of fees	806,653	705,644	632,148	14.3%	27.6%
Allowance for loan losses	(9,205)	(8,301)	(7,706)	10.9%	19.5%
Loans receivable, net	797,448	697,343	624,442	14.4%	27.7%

Premises and equipment, net	20,446	18,201	17,591	12.3%	16.2%
Goodwill and intangibles, net	17,557	20,502	20,644	-14.4%	-15.0%
Bank-owned life insurance	30,212	—	—	100.0%	100.0%
Other assets	29,881	16,668	19,226	79.3%	55.4%

TOTAL ASSETS	$1,549,273	$1,452,287	$1,539,626	6.7%	0.6%

Non-interest bearing deposits	$120,424	$114,915	$128,467	4.8%	-6.3%
Interest bearing deposits	1,056,435	954,957	965,924	10.6%	9.4%
Total deposits	1,176,859	1,069,872	1,094,391	10.0%	7.5%

Other borrowed funds	151,053	155,421	163,892	-2.8%	-7.8%
Mortgage funding checks	45,393	41,635	104,283	9.0%	-56.5%
Escrow liabilities	5,631	11,013	9,626	-48.9%	-41.5%
Other liabilities	17,647	26,467	20,696	-33.3%	-14.7%

Shareholders’ equity	152,690	147,879	146,738	3.3%	4.1%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,549,273	$1,452,287	$1,539,626	6.7%	0.6%

Cardinal Financial Corporation and Subsidiaries
Summary Income Statements
Three and Nine Months Ended September 30, 2006 and 2005
(Dollars in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
Net interest income	$10,420	$10,111	3.1%	$31,526	$27,058	16.5%
Provision for loan losses	(230)	(500)	-54.0%	(870)	(1,869)	-53.5%
Net interest income after provision for loan losses	10,190	9,611	6.0%	30,656	25,189	21.7%

Service charges on deposit accounts	418	348	20.1%	1,176	958	22.8%
Loan service charges	386	771	-49.9%	1,567	2,015	-22.2%
Investment fee income	879	497	76.9%	2,552	947	169.5%
Net gain on sales of loans	2,455	4,752	-48.3%	7,753	12,368	-37.3%
Net realized gain on investment securities available-for-sale	66	—	100.0%	66	33	100.0%
Management fee income	583	969	-39.8%	1,665	2,467	-32.5%
Other non-interest income	222	12	1750.0%	1,015	19	5242.1%
Total non-interest income	5,009	7,349	-31.8%	15,794	18,807	-16.0%

Net interest income & non-interest income	15,199	16,960	-10.4%	46,450	43,996	5.6%

Salaries and benefits	6,195	6,430	-3.7%	18,224	16,866	8.1%
Occupancy	1,399	1,063	31.6%	3,902	3,134	24.5%
Depreciation	831	711	16.9%	2,369	2,100	12.8%
Data processing	362	233	55.4%	1,002	1,227	-18.3%
Telecommunications	316	303	4.3%	937	913	2.6%
Impairment of goodwill & other intangible assets	2,927	—	100.0%	2,927	—	100.0%
Other operating expense	3,015	3,665	-17.7%	9,564	9,382	1.9%
Total non-interest expense	15,045	12,405	21.3%	38,925	33,622	15.8%
Net income before income taxes	154	4,555	-96.6%	7,525	10,374	-27.5%
Provision (benefit) for income taxes	(132)	1,570	-108.4%	2,254	3,485	-35.3%
NET INCOME	$286	$2,985	-90.4%	$5,271	$6,889	-23.5%

Earnings per common share - basic	$0.01	$0.12	-90.5%	$0.22	$0.32	-33.1%
Earnings per common share - diluted	$0.01	$0.12	-90.5%	$0.21	$0.32	-33.8%
Weighted-average common shares outstanding - basic	24,430,917	24,346,701	0.3%	24,411,330	21,344,071	14.4%
Weighted-average common shares outstanding - diluted	24,917,422	24,631,402	1.2%	24,970,941	21,606,448	15.6%

Reconciliation of Non-GAAP measure:

GAAP net income reported above	$286	$2,985		$5,271	$6,889
After tax impact of impairment of goodwill and other intangible assets	1,903	—		1,903	—

Net income excluding impairment loss	$2,189	2,985	-26.7%	7,174	6,889	4.1%

Earnings per common share - diluted (excluding impairment loss)	$0.09	$0.12	-27.5%	$0.29	$0.32	-9.9%

Cardinal Financial Corporation and Subsidiaries
Selected Financial Information
(In thousands, except per share data and ratios)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
Income Statements (unaudited):
Interest income	$22,866	$18,341	$64,276	$47,758
Interest expense	12,446	8,230	32,750	20,700
Net interest income	10,420	10,111	31,526	27,058
Provision for loan losses	230	500	870	1,869
Net interest income after provision for loan losses	10,190	9,611	30,656	25,189
Non-interest income	5,009	7,349	15,794	18,807
Non-interest expense	15,045	12,405	38,925	33,622
Net income before income taxes	154	4,555	7,525	10,374
Provision for income taxes	(132)	1,570	2,254	3,485
Net income	$286	$2,985	$5,271	$6,889

	September 30, 2006	December 31, 2005
Balance Sheet Data (unaudited):
Total assets	$1,549,273	$1,452,287
Loans receivable, net of fees	806,653	705,644
Allowance for loan losses	(9,205)	(8,301)
Loans held for sale	258,062	361,668
Total investment securities	332,987	294,224
Total deposits	1,176,859	1,069,872
Other borrowed funds	151,053	155,421
Total shareholders’ equity	152,690	147,879

Common shares outstanding	24,397	24,363

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
Selected Average Balances (unaudited):
Total assets	$1,488,842	$1,453,300	$1,432,408	$1,299,771
Loans receivable, net of fees	778,913	614,194	747,237	560,323
Allowance for loan losses	(8,970)	(7,378)	(8,677)	(6,643)
Loans held for sale	275,885	468,808	264,994	382,603
Total investment securities	348,027	273,839	331,774	284,835
Earning assets	1,423,628	1,387,422	1,377,044	1,249,050
Total deposits	1,159,939	1,021,965	1,102,939	934,014
Other borrowed funds	154,047	258,735	157,372	223,562
Total shareholders’ equity	152,198	147,398	150,941	122,000
Weighted Average:
Common shares outstanding — basic	24,431	24,347	24,411	21,344
Common shares outstanding — diluted	24,917	24,631	24,971	21,606

Per Common Share Data (unaudited):
Basic net income	$0.01	$0.12	$0.22	$0.32
Fully diluted net income	0.01	0.12	0.21	0.32
Book value	6.26	6.03	6.26	6.03
Tangible book value (1)	5.68	5.24	5.68	5.24

Performance Ratios (unaudited):
Return on average assets	0.08%	0.82%	0.49%	0.71%
Return on average equity	0.75%	8.10%	4.66%	7.53%
Net interest margin (2)	2.93%	2.92%	3.05%	2.89%
Efficiency ratio (3)	78.54%	71.05%	76.07%	73.31%
Non-interest income to average assets	1.35%	2.02%	1.47%	1.93%
Non-interest expense to average assets	4.04%	3.41%	3.62%	3.45%

Asset Quality Data (unaudited):
Annualized net charge-offs to average loans receivable, net of fees			0.00%	0.01%
Non-performing loans to loans receivable, net of fees			0.03%	0.03%
Non-performing loans to total assets			0.02%	0.01%
Allowance for loan losses to loans receivable, net of fees			1.14%	1.22%
Allowance for loan losses to nonperforming loans			3726.7%	3502.7%

Capital Ratios (unaudited):
Tier 1 risk-based capital			14.01%	14.62%
Total risk-based capital			14.83%	15.40%
Leverage capital ratio			10.79%	10.31%

(1)             Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2)             Net interest margin is calculated as net interest income divided by total average earning assets.

(3)             Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income, excluding impairment loss.

Cardinal Financial Corporation and Subsidiaries
Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities
Three and Nine Months Ended September 30, 2006 and 2005
(Dollars in thousands)

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2006		September 30, 2005		September 30, 2006		September 30, 2005
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees(1)	$778,913	6.93%	$614,194	6.10%	$747,237	6.70%	$560,323	5.94%
Loans held for sale	275,885	7.53%	468,808	5.21%	264,994	7.42%	382,603	4.92%
Investment securities - available-for-sale(1)	243,259	4.75%	149,207	3.79%	222,847	4.57%	154,356	3.78%
Investment securities - held-to-maturity	104,768	4.12%	124,632	3.84%	108,927	4.05%	130,479	3.84%
Other investments	5,584	6.03%	6,718	3.31%	6,152	5.67%	6,141	3.97%
Federal funds sold	15,219	4.71%	23,863	3.46%	26,887	4.55%	15,148	3.06%
Total interest-earning assets	1,423,628	6.44%	1,387,422	5.29%	1,377,044	6.23%	1,249,050	5.10%

Non-interest earning assets:
Cash and due from banks	4,966		13,963		6,766		8,906
Premises and equipment, net	20,528		17,525		19,560		17,288
Goodwill and intangibles, net	20,425		20,649		20,514		17,613
Accrued interest and other assets	28,265		21,119		17,201		13,557
Allowance for loan losses	(8,970)		(7,378)		(8,677)		(6,643)

TOTAL ASSETS	$1,488,842		$1,453,300		$1,432,408		$1,299,771

Interest-bearing liabilities:
Interest-bearing deposits	$1,040,491	4.07%	$897,412	3.00%	$988,050	3.74%	$820,380	2.77%
Other borrowed funds	154,047	4.55%	258,735	2.22%	157,372	4.37%	223,562	2.22%
Total interest-bearing liabilities	1,194,538	4.13%	1,156,147	2.82%	1,145,422	3.82%	1,043,942	2.65%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	119,448		124,553		114,889		113,634
Other liabilities	22,658		25,202		21,156		20,195

Shareholders’ equity	152,198		147,398		150,941		122,000

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,488,842		$1,453,300		$1,432,408		$1,299,771

NET INTEREST MARGIN		2.93%		2.92%		3.05%		2.89%

(1)             Interest income for loans receivable and  investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 35%.

Cardinal Financial Corporation and Subsidiaries
Segment Reporting at and for the Three and Nine Months Ended September 30, 2006 and 2005
(Dollars in thousands)
(Unaudited)

At and for the Three Months Ended September 30, 2006:

	Commercial Banking	Mortgage Banking	Wealth Management & Trust Services	Intersegment Elimination	Other	Consolidated
Net interest income	$9,565	$1,126	$—	$—	$(271)	$10,420
Provision for loan losses	230	—	—	—	—	230
Non-interest income	776	3,341	879	—	13	5,009
Non-interest expense	6,972	3,615	3,912	—	546	15,045
Provision for income taxes	899	305	(1,083)	—	(253)	(132)
Net income (loss)	$2,240	$547	$(1,950)	$—	$(551)	$286

Average Assets	$1,470,211	$276,383	$7,602	$(424,252)	$158,898	$1,488,842

At and for the Three Months Ended September 30, 2005:

	Commercial Banking	Mortgage Banking	Wealth Management & Trust Services	Intersegment Elimination	Other	Consolidated
Net interest income	$8,544	$1,780	$—	$—	$(213)	$10,111
Provision for loan losses	500	—	—	—	—	500
Non-interest income	479	6,362	497	—	11	7,349
Non-interest expense	6,542	4,845	454	—	564	12,405
Provision for income taxes	659	1,153	3	—	(245)	1,570
Net income (loss)	$1,322	$2,144	$40	$—	$(521)	$2,985

Average Assets	$1,342,346	$480,250	$7,330	$(542,301)	$165,675	$1,453,300

At and for the Nine Months Ended September 30, 2006:

	Commercial Banking	Mortgage Banking	Wealth Management & Trust Services	Intersegment Elimination	Other	Consolidated
Net interest income	$28,921	$3,405	$—	$—	$(800)	$31,526
Provision for loan losses	870	—	—	—	—	870
Non-interest income	2,589	10,618	2,553	—	34	15,794
Non-interest expense	20,077	11,604	5,543	—	1,701	38,925
Provision for income taxes	3,312	853	(1,048)	—	(863)	2,254
Net income (loss)	$7,251	$1,566	$(1,942)	$—	$(1,604)	$5,271

Average Assets	$1,417,778	$268,592	$7,397	$(421,208)	$159,849	$1,432,408

At and for the Nine Months Ended September 30, 2005:

	Commercial Banking	Mortgage Banking	Wealth Management & Trust Services	Intersegment Elimination	Other	Consolidated
Net interest income	$22,980	$4,723	$—	$—	$(645)	$27,058
Provision for loan losses	1,869	—	—	—	—	1,869
Non-interest income	1,325	16,512	946	—	24	18,807
Non-interest expense	18,008	13,223	999	—	1,392	33,622
Provision for income taxes	1,490	2,691	(35)	—	(661)	3,485
Net income (loss)	$2,938	$5,321	$(18)	$—	$(1,352)	$6,889

Average Assets	$1,226,214	$380,490	$3,454	$(450,884)	$140,497	$1,299,771